Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Rackable Systems, Inc. (the “Company”) for the quarter ended March 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark J. Barrenechea, Chief Executive Officer of the Company, and Madhu Ranganathan, Chief Financial Officer of the Company, each hereby certifies, to the best of his or her knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the periods covered by the Report.

Dated: May 8, 2008

/s/ Mark J. Barrenechea	/s/ Madhu Ranganathan
Mark J. Barrenechea	Madhu Ranganathan
CEO and President	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.